FORM OF
AMENDMENT TO

KEY EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENT

        THIS AMENDMENT TO THE KEY EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENT (this “Amendment”) to that certain Key Executive Employment and Severance Agreement by and between Badger Meter, Inc., a Wisconsin corporation (the “Company”), and ___________________ (the “Executive”), dated as of ________ ____, ______ (the “KEESA”), is entered into by and between the Company and the Executive as of February 15, 2008.

RECITALS

        WHEREAS, pursuant to Section 18 of the KEESA, the Company and the Executive may amend the KEESA; and

        WHEREAS, the Company and the Executive desire to amend the KEESA as set forth herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereby agree as follows:

        Section 1. Amendment of KEESA. Section (i) and Section (iii) of the definition of “Change in Control” in the KEESA, which is found in Exhibit A to the KEESA, are amended in their entirety to read as follows:

    “(i)        any Person (other than Excluded Persons, as defined below) is or becomes the “Beneficial Owner” (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after July 31, 1999 pursuant to express authorization by the Board that refers to this exception and not including securities of the Company subject to proxies held by such Person, but including securities of the Company subject to exercisable options held by such Person) representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities. “Excluded Persons” shall mean (A) the Company; (B) any subsidiary of the Company; (C) any employee benefit plan of the Company or any subsidiary of the Company (collectively, “Employee Benefit Plans”); (D) any entity holding securities for or pursuant to the terms of any Employee Benefit Plans; (E) any trustee, administrator or fiduciary of any Employee Benefit Plans in their capacities as such; (F) an underwriter temporarily holding securities pursuant to an offering of such securities; (G) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock in the Company; and (H) any Person who has reported or is required to report their ownership on Schedule 13G under the Act (or any comparable or successor report) or on Schedule 13D under the Act (or any comparable or successor report), which Schedule 13D does not disclose pursuant to Item 4 thereto (or any comparable successor item or section) an intent, or reserve the right, to engage in a control transaction, any contested solicitation for the election of directors or any of the other actions specified in Item 4 thereto (or any comparable successor item or section), who inadvertently becomes the Beneficial Owner of 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities and, within ten business days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities inadvertently and who or which, together with all Affiliates and Associates, thereafter does not acquire additional shares of common stock or voting securities of the Company while the Beneficial Owner of 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; provided, however, that if the Person requested to so certify fails to do so within ten business days or breaches or violates such certification, then such Person shall cease to be an Excluded Person immediately after such ten business day period or such breach or violation; or”

    “(iii)        the shareholders of the Company approve a merger, consolidation or share exchange of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger, consolidation or share exchange of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (A) a merger, consolidation or share exchange which would result in the voting securities of the Company outstanding immediately prior to such merger, consolidation or share exchange continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger, consolidation or share exchange, or (B) a merger, consolidation or share exchange effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than an Excluded Person) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates after July 31, 1999 pursuant to express authorization by the Board that refers to this exception) representing 15% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding voting securities; or”

        Section 2. Effectiveness and Continued Effectiveness. Except as specifically supplemented and amended, changed or modified in Section 1 above, the KEESA shall be unaffected by this Amendment and shall remain in full force and effect in accordance with its terms; provided that all references in the KEESA to the “Agreement” shall be deemed to refer to the KEESA as amended by this Amendment.

        Section 3. Execution in Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

        Section 4. Defined Terms. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used but not defined herein shall have the meanings assigned to them in the KEESA.

        Section 5. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the internal laws of the State of Wisconsin, without reference to principles of conflict of laws.

        Section 6. Further Actions. The Executive agrees to execute all other documents and to take such other action as may be necessary or desirable to carry out the terms of this Amendment.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year above written.

(“EXECUTIVE”):
___________________________________________
BADGER METER, INC.
(“Company”)
By:___________________________________________
Name:_______________________________
Title:________________________________

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